Exhibit 32.1

TECO ENERGY, INC

Certification of Periodic Financial Report

Pursuant to 18 U.S.C. Section 1350

Each of the undersigned officers of TECO Energy, Inc. (the “Company”) certifies, under the standards set forth in and solely for the purposes of 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to his knowledge, the Quarterly Report on Form 10-Q of the Company for the quarter ended Sept. 30, 2003 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and information contained in that Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: November 13, 2003	/s/ R. D. Fagan Robert D. Fagan Chief Executive Officer

Dated: November 13, 2003	/s/ G. L. Gillette Gordon L. Gillette Chief Financial Officer

A signed original of this written statement required by Section 906 has been provided to TECO Energy, Inc. and will be retained by TECO Energy, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.